Exhibit 99.1

Fenwick Automotive Products Limited and Introcan Inc. Combined Financial Statements For the year ended March 31, 2011

Contents

Independent Auditor's Report	2

Combined Financial Statements

Combined Balance Sheet	3

Combined Statement of Operations and Retained Earnings (Deficit)	4

Combined Statement of Cash Flows	5

Summary of Significant Accounting Policies	6 - 9

Notes to Combined Financial Statements	10 - 18

Tel: 905 270-7700 Fax: 905 270-7915 Toll-free: 866 248 6660 www.bdo.ca	BDO Canada LLP 1 City Centre Drive, Suite 1700 Mississauga ON L5B 1M2 Canada

Independent Auditor's Report

To the Shareholders of
Fenwick Automotive Products Limited and Introcan Inc.

We have audited the accompanying combined financial statements of Fenwick Automotive Products Limited and Introcan Inc. which comprise the combined balance sheet as at March 31, 2011 and the combined statements of operations and  retained earnings (deficit) and cash flows for the year then ended and the summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with  Canadian generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the companies as at March 31, 2011 and the results of their operations and their cash flows for the year then ended in accordance with  Canadian generally accepted accounting principles.

(signed) “BDO Canada LLP”

Chartered Accountants, Licensed Public Accountants

Mississauga, Canada
August 23, 2011

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms

Fenwick Automotive Products Limited and Introcan Inc. Combined Balance Sheet (in thousands of dollars)

March 31	2011	2010

Assets

Current
Accounts receivable	$23,222	$30,893
Inventories (Note 1)	108,223	91,142
Prepaid expenses	1,236	904
Income taxes recoverable	164	845
Due from related parties (Note 2)	-	1,380
Future income taxes (Note 5)	-	1,450
	132,845	126,614

Capital assets (Note 3)	6,444	7,255
Deferred start-up costs (Note 4)	132	265
Future income taxes (Note 5)	-	3,440
	$139,421	$137,574
Liabilities and Shareholders' Equity (Deficiency)

Current
Bank indebtedness (Note 6)	$49,373	$39,290
Accounts payable and accrued liabilities	89,418	66,835
Due to related parties (Note 2)	7,554	7,922
Equipment loan (Note 7)	1,108	2,128
Current portion of obligation under capital lease (Note 8)	260	349
	147,713	116,524

Debenture loan (Note 9)	4,717	-
Obligation under capital lease (Note 8)	168	457
	152,598	116,981
Shareholders' equity (deficiency)
Share capital
Contributed surplus	4	-
Other shares (Note 10)	-	3
Special share (Note 10) (Redemption value $8,424)	-	1
Retained earnings (deficit)	(13,181)	20,589
	(13,177)	20,593
	$139,421	$137,574

On behalf of the Board:

Director

Director

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Fenwick Automotive Products Limited and Introcan Inc. Combined Statement of Operations and Retained Earnings (Deficit) (in thousands of dollars)

For the year ended March 31	2011	2010

Sales	$205,733	$182,192

Cost of sales	184,739	144,254

Gross margin	20,994	37,938

Expenses
Amortization - capital assets	1,468	1,653
Amortization - deferred start-up costs	133	133
Foreign exchange gain	(7,043)	(7,173)
General and administrative	9,291	13,516
Interest and factoring expense	8,663	7,163
Interest - Capital lease obligations	44	81
Selling	31,666	23,167

	44,222	38,540

Loss before other items	(23,228)	(602)

Loss on disposal of capital assets	-	429
Bank financing fees	1,686	-
Non-recurring costs	3,034	4,580
Restructuring costs	-	6,681

	4,720	11,690

Loss before income taxes	(27,948)	(12,292)

Income taxes (Note 5)
Current (recovery)	932	(244)
Future (recovery)	4,890	(3,539)

	5,822	(3,783)

Loss for the year	(33,770)	(8,509)

Retained earnings, beginning of year	20,589	29,098

Retained earnings (deficit), end of year	$(13,181)	20,589

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Fenwick Automotive Products Limited and Introcan Inc. Combined Statement of Cash Flows (in thousands of dollars)

For the year ended March 31	2011	2010

Cash provided by (used in)

Operating activities
Net loss for the year	$(33,770)	$(8,509)
Adjustments required to reconcile net loss with net cash provided by operating activities
Amortization - capital assets	1,468	1,653
Amortization - deferred start-up costs	133	133
Unrealized foreign exchange gain on debenture loan	(283)	-
Future income taxes (recovery)	4,890	(3,539)
Loss on disposal of capital assets	-	429
Changes in non-cash working capital balances
Accounts receivable	7,671	19,747
Inventories	(17,081)	(548)
Prepaid expenses	(332)	842
Accounts payable and accrued liabilities	22,583	(11,738)
Income taxes	681	3,369

	(14,040)	1,839

Investing activities
Purchase of capital assets	(657)	(894)
Decrease (increase) in due from related parties	1,380	(479)

	723	(1,373)

Financing activities
Increase in bank indebtedness	10,083	1,142
Repayment of equipment loan	(1,020)	(1,326)
Advance of debenture loan	5,000	-
Increase (decrease) in due to related parties	(368)	(143)
Repayment of obligation under capital lease	(378)	(139)

	13,317	(466)

Cash, end of year	$-	$-

Supplementary cash flow information

Interest paid	$4,382	$4,222
Income taxes received	32	3,803

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Fenwick Automotive Products Limited and Introcan Inc. Summary of Significant Accounting Policies

March 31, 2011

Nature of Business	The companies are engaged in manufacturing and remanufacturing aftermarket auto parts.

Basis of Presentation
These financial statements present the combined financial position and results of operations of Fenwick Automotive Products Limited and Introcan Inc., including their subsidiaries Fapco, S.A. de C.V., Flo‑Pro Inc., L.H. Distribution Inc., Rafko Enterprises Inc. and Rafko Holdings Inc.  All intercompany transactions and balances have been eliminated.

Basis of Accounting
These financial statements have been prepared on a going concern basis in accordance with generally accepted accounting principles in Canada.  The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  The financial statements have, in management's opinion, been properly prepared using careful judgment within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Differential Reporting
The companies, with the unanimous consent of its owners, had elected to prepare their financial statements using differential reporting options available to non‑publicly accountable enterprises described below:

Special Share Classification

The companies had elected to present special shares issued in tax planning arrangements under certain sections of the Income Tax Act, that would otherwise be presented as liabilities, as equity. (Note 10).

Revenue Recognition
Revenue is recognized when products are shipped to customers, the sales price is fixed and determinable, collectibility is reasonably assured, and title and risks of ownership have passed to the buyer.  A significant portion of their contracts state ownership is not transferred until the products are received at the customer's facilities.  Revenue is net of discounts, rebates and allowances.

Fenwick Automotive Products Limited and Introcan Inc. Summary of Significant Accounting Policies

March 31, 2011

Revenue Recognition (continued)
The companies enter into factoring agreements with a third party for sale of accounts receivable.  The transaction is accounted for as a sale as all risks have transferred to the third party.  The cost of the transaction is included in the statement of operations.

Product Warranties
The companies provides product warranties and makes provisions for the anticipated cost of these warranties through cost of sales; this provision is reviewed periodically to assess its adequacy in the light of actual warranty costs incurred.

Financial Instruments	Fair value

The companies' financial instruments consist of instruments with various maturities. The fair values of cash, accounts receivable, bank indebtedness, equipment loan and accounts payable and accrued liabilities approximates their  carrying values due to the short‑term maturities of these instruments.   The debenture is at fair value.

Currency risk

The companies realizes approximately 87% of their sales and approximately 94% of their cost of sales and expenses in a foreign currency.  Consequently, some assets, liabilities, revenues and expenses are exposed to foreign exchange fluctuations.  The long‑term debt is due in a foreign currency.

Credit risk

In the normal course of business, the companies evaluate the financial position of their customers on a regular basis and examines the credit history of new customers.  The allowance for doubtful accounts is based on the customer's specific risk and historical trends.  The companies believe the credit risk regarding receivables to be minimal due to the diversification of their customer base.

Unless otherwise noted, it is management's opinion that the companies are not exposed to significant interest, currency or credit risks arising from its financial instruments.

Fenwick Automotive Products Limited and Introcan Inc. Summary of Significant Accounting Policies

March 31, 2011

Inventories
Raw materials and finished goods are stated at the lower of cost and net realizable value.  The cost of finished goods is calculated to include raw materials, labour and factory overhead.  Cost is generally determined on the first‑in, first‑out basis.

Capital Assets	Capital assets are stated at cost less accumulated amortization. Amortization is based on the estimated useful lives of the asset using the declining balance method at the following annual rates:

	Building	- 5%
	Office equipment	- 20%
	Computer equipment	- 30%
	Plant equipment	- 20% ‑ 30%
	Leasehold improvements	- straight‑line over 5 years

Assets Under Capital Lease
The companies' policy is to record capital leases, which transfer substantially all benefits and risks incident to ownership of property, as acquisitions of assets and to record the incurrences of corresponding obligations as liabilities.  Obligations under capital leases are reduced by lease payments net of imputed interest.

Deferred Start‑up Costs	Deferred start‑up costs represent the cost incurred by a subsidiary prior to the commencement of commercial operations. These costs are amortized on a straight‑line basis over a four year period.

Income Taxes
The companies follow the liability method of tax allocation in accounting for income taxes.  Under this method, future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantively enacted tax rates and laws expected to be in effect when the differences are realized, as well as recognition of income tax loss carryforwards that are more likely than not to be realized.

Fenwick Automotive Products Limited and Introcan Inc. Summary of Significant Accounting Policies

March 31, 2011

Foreign Currency Translation	The financial statements of the companies' foreign subsidiaries are considered to be operationally dependent upon the companies.

Foreign operations which are operationally dependent are translated using the temporal method.  Under this method, revenues and expenses are translated at average monthly rates in effect on the transaction dates.  Monetary assets and liabilities are translated at the rate of exchange at the balance sheet date.  Non‑monetary assets and liabilities are translated at historical exchange rates.  Exchange gains and losses on translation are included in the combined statements of operations and retained earnings.

Foreign currency accounts are translated into Canadian dollars as follows:

At the transaction date, each asset, liability, revenue and expense is translated into Canadian dollars by the use of the exchange rate in effect at that date.  At the year end date, monetary assets and liabilities are translated into Canadian dollars by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in income in the current period.

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

1.	Inventories

	2011	2010

Raw materials and supplies	$36,093	$33,655
Goods in transit	6,071	5,602
Finished goods	66,059	51,885

	$108,223	$91,142

A provision for obsolete inventory in the amount of $6,453 (2010 - $12,651) has been reflected in cost of sales.

Cost of sales represents the inventory expensed during the year.

2.	Related Party Transactions

The due from (to) related parties are due from (to) corporations or individuals related by virtue of common control by members of the same immediate family.  The loans are due on demand and unsecured, except for the loan payable to related individuals and shareholders which are secured by General Security Agreements.  The loans are non interest bearing except as noted below.  Interest was calculated at 2% (2010 - 2%) per annum for the interest bearing loans.

a) Due from related parties
	2011	2010
Directors	$-	$31
Ventura Development Corp. (interest bearing)	-	522
Excel Development Corp. (interest bearing)	-	464
Rimrock Plaza Inc. (interest bearing)	-	177
1355573 Ontario Inc.	-	171
2007685 Ontario Inc.	-	12
Leswyn Enterprises	-	3

	$-	$1,380

b) Due to related parties
	2011	2010

Related individuals	$-	$500
FAPL Holdings Inc. - parent company	7,554	7,422

	$7,554	$7,922

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

2.	Related Party Transactions (continued)

c) Transactions

Included in the statement of operations are the following related party transactions:

	2011	2010

Rent expense	$113	$113

These transactions are in the normal course of operations and are measured at the exchange value, the amount of consideration established and agreed to by the related parties.  The fair value of the loans payable could not be reasonably determined as there is no comparable market data for these amounts.

3.	Capital Assets

			2011	2010
	Cost	Accumulated Amortization	Net Book Value	Net Book Value

Land	$93	$-	$93	$93
Building	824	180	644	678
Computer equipment	3,635	2,989	646	609
Leased computer equipment	78	22	56	-
Office equipment	733	570	163	149
Leased office equipment	183	135	48	60
Plant equipment	11,406	8,033	3,373	4,017
Leased plant equipment	1,916	1,244	672	894
Leasehold improvements	3,267	2,518	749	755
	$22,135	$15,691	$6,444	$7,255

4.	Deferred Start-up Costs

	2011	2010

Balance, beginning of year	$265	$398
Amortization	133	133

Balance, end of year	$132	$265

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

5.	Income Taxes

The companies have non-capital losses available for income tax purposes totalling $39,749 (2010 - $12,322).  The losses can be used to reduce taxable income of future years.  The benefit of the losses has not been recognized as a future income tax asset.  The losses expire as follows:

2026	$193
2027	149
2028	1,036
2029	748
2030	10,324
2031	27,299

$39,749

6.	Bank Indebtedness

	2011	2010

Bank overdraft	$395	$1,315
Libor loans	42,800	-
Bank loans	6,178	37,975

	$49,373	$39,290

During the year, the companies entered into a new banking agreement.  It is secured by a registered general security agreement covering all of the assets of the FAPL Holdings Inc. group of companies.  The companies have an authorized credit line of US $60,000,000 with sub-limits for swingline loans, standby letters of credit and Canadian Dollar borrowings.  The companies may increase the revolving facility from US $60,000,000 to US $70,000,000 provided certain conditions are met.

The bank indebtedness shall bear interest at a rate based on LIBOR or Base Rate, plus a margin of 4.25%.  The Base Rate is the higher of M&T's Prime Rate, Federal Funds rate plus 0.5% or one-month LIBOR.

The companies are subject to externally imposed capital requirements in the form of certain bank covenants as set out in the banking agreement.  These financial covenants include: (a) Total Indebtedness to EBITDA for the previous four quarters shall not exceed 3.25, (b) EBITDA for the nine-month period ending December 31, 2010 shall not be less than 80% of the companies' most recent forecasted EBITDA for the same period, (c) consolidated EBITDA to Fixed Charges shall not be less  than 1.05 to December 31, 2011; not less than 1.10 as at March 31, 2012 to December 31, 2012; and not less than 1.15 as at March 31, 2013 and thereafter.  The first measurement period shall be for the four quarters ending March 31, 2011.  The companies are in violation of these banking covenants. Subsequent to year end, the banking agreement was re-negotiated and the first financial covenant measurement period became June 30, 2011 (Note 15).

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

7.	Equipment Loan

The equipment loan is non-interest bearing and secured by a security agreement granting a first priority security interest on certain equipment acquired for US$2,500,000.  The loan is repayable quarterly calculated at US$1.00 per unit of production produced by a related corporation.  If the units of production are less than 2,500,000 at the end of the designated period, being October 30, 2010, the balance of this loan is due immediately. The loan has not been demanded at March 31, 2011.

8.	Obligation Under Capital Lease

The companies have entered into lease agreements which require monthly payments, including principal and interest.  The leases have imputed interest rates ranging from 5.03% to 34.29% expiring from May 2011 to January 2014.  The leases are secured by certain plant and office equipment.

The future minimum lease payments for the next four years are as follows:

2012	$269
2013	123
2014	67
2015	11

470
Less: imputed interest	42

428
Less: current portion	260

$168

Interest expense on these leases was $44 (2010 - $81).

9.	Debenture Loan

	2011	2010

Debenture Loan	$4,717	$-

The debenture loan, from Motorcar Parts of America Inc. (Note 15), the Registrant, in the amount of approximately US $5,000, matures on July 31, 2012 and accrues interest at a rate equal to the prime rate as announced by the Wall Street Journal plus 8.75% per annum.  The Registrant's rights to the payment of any amounts due in connection with the debenture loan and its right as a secured party under related security agreements are subordinated to the rights of M&T Bank, as a lender to, and secured party of, FAPL Holdings Inc., the parent company of the companies.

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

9.	Debenture Loan (continued)

In connection with the Debenture loan the Registrant was granted an amended option to purchase ("Amended Option") treasury shares representing 80% of the common stock of FAPL Holdings Inc. (or at election of the Registrant, another entity of the Fenwick Group) for an aggregate purchase price of CDN $10,000.  The Amended Option is exercisable until August 23, 2012.  If the Registrant exercises the Amended Option, the Registrant also has a call right to acquire all the outstanding shares of FAPL Holdings Inc. from the other shareholders.  As the option allows the Registrant to purchase the outstanding shares at the determined fair value the options have been determined to have a nominal value. Subsequent to year end, on May 6th, 2011, the registrant exercised this Amended Option (Note 15).

10.	Share Capital

2011 Authorized:
Unlimited	Common shares
2010 Authorized:
3,000,000	Class A special shares, voting, non‑cumulative, non‑participating, redeemable at $.001 per share
Unlimited	Class B special shares, non‑voting, non‑cumulative, non‑participating, redeemable and retractable at $13,000 per share
1,000,000	Class C special shares, non‑voting, non‑cumulative, non‑participating, redeemable at $.001 per share
1,000,000	Class D special shares, voting, participating
Unlimited	Class E special shares, non‑voting, non‑cumulative, non‑participating, redeemable and retractable at $1 per share
Unlimited	Common shares

On June 28, 2010 the board of directors resolved to redeem all issued and outstanding Class A shares, Class B shares, Class C shares, Class D shares and Class E shares.  The aggregate redemption price per each class of shares was one dollar $1.  The articles were amended to cancel all of the authorized but unissued shares of all classes other than common shares.

Issued:
		2011	2010

3,000,000	Class A shares	$-	$3,000
448	Class B shares	-	45
2,600,000	Class E shares	-	850
1,501	Common shares	151	150

		$151	$4,045

The above note has been shown in full dollars due to the small nature of the balances.

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

11.	Contingencies

The companies are committed under letters of guarantee of $545 (US$562).  The letters of guarantee include guarantees for unpaid rent to a maximum of $545 (US$562) for two subsidiary companies.  Historically, the companies have not made any payments under letters of guarantee to third parties and therefore no amount has been accrued in the financial statements with respect to the guarantees.

A subsidiary company entered into an Administrative Outsourcing Services Agreement, expiring August 2012, to be provided with administrative and consulting services.  Under the agreement the subsidiary company is required to pay a monthly on-going fee based on the number of individuals employed at the subsidiary company.

12.	Commitments

The companies rent a property from related parties under an operating lease.  This lease is a month-to-month lease with minimum annual rent of $63.

The minimum annual rental payments for the next five years are as follows:

2012	$1,144
2013	1,156
2014	1,156
2015	218
2016	63

The annual cost under various vehicle operating leases are as follows:

2012	$110
2013	76
2014	41
2015	10

13.	Economic Dependence

Approximately 79% (2010 - 69%) of sales were derived from four customers.

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

14.	Pension Plans

The companies maintain a defined contribution pension plan for certain employees.  The pension cost for these plans charged as an expense is equal to the required contributions for the year.  During the year, contributions amounted to $256 (2010 - $177).

15.	Subsequent Event

On May 6, 2011, the companies' parent company, FAPL Holdings Inc., sold all of the issued and outstanding common shares of Fenwick Automotive Products Limited and Introcan Inc. and their subsidiaries to a US public company, Motorcar Parts of America Inc..  Consideration for the shares of the companies was 360,000 shares of Motorcar Parts of America Inc. with an approximate fair value of $4,980.

As part of the sale of the companies the banking agreement was renegotiated.  It is secured by a registered general security agreement covering all of the assets of the Fenwick Automotive Products Limited group of companies.  The companies have an authorized credit line of US $50,000 with sub-limits for swingline loans, standby letters of credit and Canadian Dollar borrowings.

The bank indebtedness shall bear interest at a rate based on LIBOR or Base Rate, plus a margin of 4.50%.  The Base Rate is the higher of M&T's Prime Rate, Federal Funds rate plus 0.5% or one-month LIBOR.

The companies are subject to externally imposed capital requirements in the form of certain bank covenants as set out in the banking agreement.  These financial covenants include: (a) Fenwick's EBITDA for the three month period ended June 30, 2011, shall not be less than $785, for the six month period ended September 30, 2011, shall not be less than $2,693, for the nine month period ended December 31, 2011, shall not be less than $5,666 and for the year ended March 31, 2012, shall not be less than $9,391 (b) Fenwick's fixed charge coverage ratio at the end of each fiscal quarter, determined on a rolling four quarter basis, shall not be less than 1.1:1 for all periods measured at March 31, 2012 to the maturity date, with the first measurement period being the four quarters ending June 30, 2012.

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

16.	Reconciliation to United States GAAP

The combined financial statements of Fenwick Automotive Products Limited and Introcan Inc., including their subsidiaries Fapco, S.A. de C.V., Flo-Pro Inc., L.H. Distribution Inc., Rafko Enterprises Inc. and Rafko Holdings Inc., are prepared in accordance with Canadian GAAP, which conform, in all material respects, with those generally accepted in the United States (“US GAAP”), except as described below:

Combined statements of operations
	2011	2010

Net loss per Canadian GAAP	$(33,770)	$(8,509)
Adjustments:
Amortization - deferred start-up costs	133	133
Income taxes - future	-	(24)

Net loss per US GAAP	$(33,637)	$(8,400)

Combined balance sheet
	2011	2010

Net assets, per Canadian GAAP	$139,421	$137,574
Adjustments:
Deferred start-up costs	(132)	(265)
Future income taxes	-	50

Net assets, per US GAAP	$139,289	$137,359

Total liabilities, per Canadian GAAP	$152,598	$116,981
Adjustments:
Redeemable preference shares	-	8,424

Total liabilities, per US GAAP	152,598	125,405

Shareholders' equity (deficiency), per Canadian GAAP	(13,177)	20,593
Adjustments:
Deferred start-up costs	(132)	(265)
Future income taxes	-	50
Redeemable preference shares	-	(8,424)

Shareholders' equity (deficiency), per US GAAP	(13,309)	11,954

Total liabilities and shareholders' equity (deficiency), per US GAAP	$139,289	$137,359

Fenwick Automotive Products Limited and Introcan Inc. Notes to Combined Financial Statements (in thousands of dollars)

March 31, 2011

16.	Reconciliation to United States GAAP (continued)

(a)
As allowed under GAAP, deferred start-up costs were capitalized and then amortized on a straight-line basis over a four year period.  Under US GAAP start-up costs are expensed as incurred, thus the unamortized deferred start-up costs at March 31, 2011 and 2010, the amortization expenses for the years ended March 31, 2011 and 2010, and the related tax impacts of the deferral and amortization expense for those years were adjusted from the financial statement to comply with US GAAP.

(b)
In 2010, the companies, with the unanimous consent of its owners, elected to prepare their financial statements using differential reporting options available to non-publicly accountable enterprises and have, therefore, presented special shares issued in tax planning arrangements under certain sections of the Income Tax Act that would otherwise by presented as liabilities, as equity.  Such presentation options are not available under US GAAP and thus the adjustment was made to re-establish the liabilities at March 31, 2010 to comply with US GAAP. The special shares were redeemed in June 2010, thus the March 31, 2011 financial statements were not prepared using differential reporting options available to non-publicly accountable enterprises and no adjustment was necessary at March 31, 2011.